UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

MNP PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 15, 2015, pursuant to the Supplement Agreement dated September 11, 2014 and the Notary Act dated November 21, 2014, DWM Petroleum AG, a 100% subsidiary of MNP Petroleum Corporation, through its 100% subsidiary TF Petroleum AG has completed the acquisition of a 65% interest in EPA.at, an Austria registered company, for total consideration of US$12 million to the seller, Kavsar General Trading FZE. EPA.at holds 57.42% of the equity interest in the Tajik company Petroleum Sugd; the remaining 42.58% equity interest in Petroleum Sugd is held by the Tajik state oil company Sugdneftugas. Petroleum Sugd owns eight producing oil fields.

Item 9.01    Financial Statements and Exhibits.

10.1	Share Purchase Agreement dated December 31, 2012

10.2	Amendment 1 to Share Purchase Agreement effective December 31, 2012

10.3	Amendment 2 to Share Purchase Agreement effective April 30, 2013

10.4	Amendment 3 to Share Purchase Agreement effective April 30, 2013

10.5	Supplement Agreement to Share Purchase Agreement effective September 27, 2013 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on March 31, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MNP PETROLEUM CORPORATION

By:

/s/ Peter-Mark Vogel
Peter-Mark Vogel
Chief Financial Officer, Treasurer and Secretary
Date: January 15, 2015